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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                            CALGON CARBON CORPORATION

               $65,000,000 5.00% Convertible Senior Notes due 2036

                               Purchase Agreement

                                                                 August 14, 2006

J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

     Calgon Carbon Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to J.P. Morgan Securities Inc. (the "Initial Purchaser") $65,000,000 principal amount of its 5.00% Convertible Senior Notes due 2036 (the "Firm Securities") and, at the option of the Initial Purchaser, up to an additional $10,000,000 principal amount of its 5.00% Convertible Senior Notes due 2036 (the "Additional Securities" and, together with the Firm Securities, the "Securities"). The Securities will be issued pursuant to an Indenture (the "Indenture"), to be dated as of the Closing Date (as defined in Section 2(c)), among the Company, the guarantors listed on Schedule 1 hereto (the "Guarantors") and The Bank of New York, as trustee (the "Trustee"), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the "Guarantees").

     The Securities will be convertible into fully paid, nonassessable shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), on the terms, and subject to the conditions, set forth in the Indenture. As used herein, "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Securities.

     The Securities will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. Holders of the Securities (including the Initial Purchaser and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated as of the Closing Date, among the Company, the Guarantors and the Initial Purchaser (the "Registration Rights Agreement"), pursuant to which the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Registration Statement"), pursuant to which the Company and the Guarantors will register the resale of the Securities, including the Guarantees of the Guarantors, and the Conversion Shares under the Securities Act, subject to the terms and conditions therein specified.

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     The Company hereby confirms its agreement with the Initial Purchaser concerning the purchase and sale of the Securities, as follows:

     1. Offering Memorandum. The Company and the Guarantors have prepared a preliminary offering memorandum, dated August 14, 2006 (the "Preliminary Offering Memorandum"), and will prepare an offering memorandum, dated the date hereof (the "Final Offering Memorandum"), setting forth information concerning the Company, the Securities, the Guarantees and the Conversion Shares. Copies of the Preliminary Offering Memorandum have been, and copies of the Final Offering Memorandum will be, delivered by the Company to the Initial Purchaser pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Final Offering Memorandum in connection with the offering and resale of the Securities, the Guarantees and the Conversion Shares by the Initial Purchaser in the manner contemplated by this Agreement.

     Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Final Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

     At or prior to the time when sales of the Securities were first made or confirmed by the Initial Purchaser (the "Time of Sale"), the following information shall have been prepared (collectively, the "Time of Sale Information"): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

     2. Purchase and Resale of the Securities by the Initial Purchaser. The Company agrees to issue and sell the Firm Securities to the Initial Purchaser as provided in this Agreement, and the Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Company $65,000,000 principal amount of Firm Securities at a purchase price equal to 95.6% of the principal amount thereof (the "Purchase Price").

     In addition, on the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchaser the Additional Securities, and the Initial Purchaser shall have the right to purchase in whole, or from time to time in part, up to $10,000,000 principal amount of Additional Securities at the Purchase Price plus accrued interest, if any, from the Closing Date (as defined below) to the Additional Closing Date, solely to cover over-allotments, if any. If you exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchaser and the date on which such Additional Securities are to be purchased. Such date may be


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the same as the Closing Date but not earlier than the Closing Date and not later than ten business days after the date of such notice.

     (a) The Company understands that the Initial Purchaser intends to offer the Securities for resale pursuant to Rule 144A under the Securities Act ("Rule 144A") on the terms set forth in the Time of Sale Information and the Final Offering Memorandum. The Initial Purchaser represents, warrants and agrees with the Company and the Guarantors that:

          (i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a "QIB") and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

          (ii) it is purchasing the Securities and the Guarantees pursuant to an exemption under the Securities Act;

          (iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities and the Guarantees by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

          (iv) it has solicited offers and will solicit offers for the Securities and the Guarantees only from, and has offered, sold and delivered and will offer, sell and deliver the Securities and the Guarantees only to persons whom it reasonably believes to be QIBs or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB to whom notice has been given that such sale is being made in reliance on Rule 144A.

     The Company acknowledges and agrees that, subject to the terms and conditions of this Agreement, the Initial Purchaser may offer and sell Securities to or through any affiliate of the Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through the Initial Purchaser.

     (b) Payment for the Firm Securities and the Guarantees shall be made by wire transfer in immediately available funds to the account specified by the Company to the Initial Purchaser at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York at 10:00 a.m., New York City time, on August 18, 2006, or at such other time or place on the same or such other date, not later than the fifth business day after August 14, 2006, as the Initial Purchaser and the Company may agree upon in writing.

     (c) Payment for any Additional Securities shall be made on the date and at the time and place specified by the Initial Purchaser in the written notice of the Initial Purchaser's election to purchase such Additional Securities. The time and date of such payment for the Firm Securities is referred to herein as the "Closing Date" and the time


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and date for such payment for the Additional Securities, if other than the
Closing Date, is herein referred to as the "Additional Closing Date."

     Certificates for the Firm Securities and Additional Securities shall be in global form, registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Securities and Additional Securities shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, for the account of the Initial Purchaser, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchaser duly paid by the Company, against payment of the Purchase Price therefor plus accrued interest, if any, to the Additional Closing Date on the Additional Closing Date.

     (d) The Company and the Guarantors acknowledge and agree that the Initial Purchaser is acting solely in the capacity of an arm's length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities, Guarantees and Conversion Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, the Initial Purchaser is not advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchaser shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Initial Purchaser of the Company and the Guarantors and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchaser and shall not be on behalf of the Company or the Guarantors.

     (e) The Initial Purchaser agrees that, prior to or simultaneously with the confirmation of sale by the Initial Purchaser to any purchaser of any of the Securities purchased by the Initial Purchaser from the Company pursuant hereto, the Initial Purchaser shall furnish to that purchaser a copy of the Final Offering Memorandum. In addition to the foregoing, the Initial Purchaser acknowledges and agrees that the Company, and for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 6(i) and (j), counsel for the Company and for the Initial Purchaser, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchaser and its compliance with its agreements contained in this Section 2, and the Initial Purchaser hereby consents to such reliance.

     3. Representations and Warranties of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally represent and warrant to, and agree with, the Initial Purchaser that:


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     (a) Preliminary Offering Memorandum, Time of Sale Information and Final
Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and as of any Additional Closing Date, as the case may be, will not, and the Final Offering Memorandum, in the form first used by the Initial Purchaser to confirm sales of the Securities and as of the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any information contained in or omitted from the Preliminary Offering Memorandum, any Time of Sale Information or the Final Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Company or the Guarantors by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Final Offering Memorandum (the "Initial Purchaser's Information"), which information is identified in Section 13.

     (b) Additional Written Communications. Neither the Company nor the Guarantors (including their agents and representatives, other than the Initial Purchaser in its capacity as such) has made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities except for (i) the Preliminary Offering Memorandum and the Final Offering Memorandum, (ii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, and (iii) other written communications used in accordance with Section 4(c).

     (c) Incorporated Documents. Except with respect to Item 9.01(b) of the Current Report on Form 8-K filed by the Company on February 24, 2006, the documents incorporated by reference in the Time of Sale Information and the Final Offering Memorandum, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended and the applicable rules and regulations of the Commission thereunder (the "Exchange Act"), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Time of Sale Information and the Final Offering Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) Financial Statements. The consolidated financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum have been prepared in accordance with United States generally accepted accounting


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principles applied on a consistent basis throughout the periods covered thereby and present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations and the consolidated changes in their cash flows for the periods specified. The consolidated financial information included or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum has been accurately presented and prepared, in all material respects, on a basis consistent with the financial statements and the books and records of the Company. The as adjusted financial information contained in each of the Time of Sale Information and the Final Offering Memorandum has been prepared on a basis consistent with the historical consolidated financial statements included in or incorporated by reference in each of the Time of the Sale Information and the Final Offering Memorandum (except for the adjustments specified therein).

     (e) No Material Adverse Change. Since the date of the most recent consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum, (i) there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; (iii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole; (iv) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or any of its subsidiaries on any class of capital stock, or any redemption in respect thereof; or (v) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or from any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Time of Sale Information and the Final Offering Memorandum.

     (f) Organization and Good Standing. The Company and each of its subsidiaries have been duly incorporated or formed, as the case may be, and are validly existing corporations or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or formation, as the case may be, are duly qualified to do business and are in good standing as foreign corporations or foreign limited liability companies, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of


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operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities, the Guarantees and the Conversion Shares (a "Material Adverse Effect"). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in
Schedule 2 to this Agreement.

     (g) Capitalization of the Company. The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Final Offering Memorandum under the heading "Capitalization"; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; except as disclosed in each of the Time of Sale Information and the Final Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale and issuance of, any shares of capital stock or other equity interest in the Company; the holders of the outstanding shares of capital stock of the Company are not entitled to any preemptive or other rights to subscribe for the Securities or the shares of Common Stock issuable upon conversion of the Securities; and the capital stock of the Company conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Final Offering Memorandum.

     (h) Capitalization of the Company's Subsidiaries. All the outstanding shares of capital stock or membership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise described in each of the Time of Sale Information and the Final Offering Memorandum) are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; and there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale and issuance of, any shares of capital stock or other equity interest in any of the subsidiaries of the Company.

     (i) Full Power. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities (in the case of the Company only), the Indenture (including the Guarantees set forth therein) and the Registration Rights Agreement (collectively, the "Transaction Documents"), and the Company and each of the Guarantors have full right, power and authority to perform their respective obligations hereunder and thereunder; and, as of the Closing Date, all corporate or limited liability company action required to be taken for the due and proper authorization, execution, issuance and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been or will have been duly and validly taken. The Company has the full right, power and authority to issue and deliver the Conversion Shares.


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     (j) The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (whether considered in a proceeding in equity or at law) (collectively, the "Enforceability Exceptions"); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

     (k) The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture (assuming the Indenture is the valid and legally binding obligation of the Trustee and assuming due authentication of the Securities by the Trustee) and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Securities will be convertible into Common Stock in accordance with their terms and the terms of the Indenture.

     (l) The Conversion Shares. The shares of Common Stock initially issuable upon conversion of the Securities have been duly and validly authorized and are free of preemptive rights and, when issued and delivered upon such conversion in accordance with the terms of the Indenture, will be duly and validly authorized and issued, fully paid and non-assessable and free and clear of all liens, encumbrances, equities or claims; the Board of Directors of the Company has duly and validly adopted resolutions reserving such shares of Common Stock for issuance upon conversion.

     (m) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

     (n) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered on the Closing Date in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that


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rights to indemnity and contribution thereunder may be limited by applicable law and public policy considerations.

     (o) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Final Offering Memorandum.

     (p) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) except as described in each of the Time of Sale Information and the Final Offering Memorandum, in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

     (q) No Conflicts. Provided that the Company concurrently applies the net proceeds from the offering of the Securities, together with borrowings under the Company's new revolving credit facility, as described in each of the Time of Sale Information and the Final Offering Memorandum to fully repay the Company's indebtedness under its existing revolving credit facility and thereby terminate such existing revolving credit facility, the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Securities and the Guarantees and the Common Stock upon conversion of the Securities in accordance with the terms and conditions of the Indenture and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, including the use of proceeds therewith as described in the Time of Sale Information and the Final Offering Memorandum, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except, in the case of


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clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse
Effect.

     (r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Securities and the Guarantees and the Common Stock issuable upon conversion of the Securities in accordance with the terms and conditions of the Indenture and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, including the use of proceeds therewith as described in the Time of Sale Information and the Final Offering Memorandum, except for such consents, approvals, authorizations, orders and registrations or qualifications which shall have been obtained or made prior to the Closing Date or as may be required to be obtained or made under the Trust Indenture Act, the Securities Act and applicable state securities laws as contemplated in the Registration Rights Agreement.

     (s) No Legal Impediment to Issuance. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities, the issuance of the Guarantees or the issuance of Common Stock issuable upon conversion of the Securities in accordance with the terms and conditions of the Indenture or suspends the sale of the Securities and Guarantees in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance, authentication, sale or delivery of the Securities and Guarantees or the use of the Time of Sale Information or the Final Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or the issuance of the Guarantees or in any manner reasonably draws into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and the Company has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Time of Sale Information and the Final Offering Memorandum.

     (t) Legal Proceedings. Except as disclosed in each of the Time of Sale Information and the Final Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property or assets of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations,


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actions, suits or proceedings are threatened or, to the best knowledge of the
Company and each of the Guarantors, contemplated by any governmental or regulatory authority or by others.

     (u) Independent Accountants. Deloitte & Touche LLP, who have audited certain historical consolidated financial statements of the Company and its subsidiaries, are independent registered public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

     (v) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business respective businesses of the Company and its subsidiaries, in each case, except with respect to secured debt described in each of the Time of Sale information and the Final Offering Memorandum, free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that
(i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (w) Title to Intellectual Property. Except as described in each of the Time of Sale Information and the Final Offering Memorandum, (i) the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) presently employed by them in connection with the respective businesses now operated by them; (ii) the use of such rights in connection with their respective businesses will not conflict in any material respect with any such rights of others; and (iii) the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others.

     (x) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement filed with the Commission and that is not so described in each of the Time of Sale Information and the Final Offering Memorandum.

     (y) Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Final Offering Memorandum none of them will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment

Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Investment Company Act").

     (z) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, in each case other than those being contested in good faith with adequate reserves provided; and except as otherwise disclosed in each of the Time of Sale Information and the Final Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets which [has had] (nor do the Company or an of the Guarantors have any knowledge of any tax deficiency which, if determined adversely to the Company or an of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

     (aa) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Final Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in each of the Time of Sale Information and the Final Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

     (bb) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company and each of the Guarantors, is contemplated or threatened, and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company's or any of the Company's subsidiaries' principal suppliers, contractors or customers, except where any such labor disturbance or dispute would not have a Material Adverse Effect.

     (cc) Compliance With Environmental Laws. (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (x) and (y) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as disclosed in each of the Time of Sale Information and the Final Offering Memorandum, (x) there are no proceedings that are pending, or that are known by the Company to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any material issues regarding compliance with Environmental Laws, or material liabilities or other material obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

     (dd) Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which the Company or any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the "Code")) would have any liability (each, a "Plan") has been maintained, in all material respects, in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) except as disclosed in each of the Time of Sale Information and the Final Offering Memorandum, for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur;
(iv) except as disclosed in each of the Time of Sale Information and the Final Offering Memorandum, the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no "reportable event" (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) with respect to the termination of, or withdrawal from, any pension plan for which the Company or any member of the Controlled Group would have any liability in respect of a Plan (including a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA); and (vii) and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

     (ee) Disclosure Controls. The Company and its subsidiaries maintain a system of "disclosure controls and procedures" (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. The Company's Chief Executive Officer and Chief Financial Officer have determined, based on such evaluations, that the Company's system of disclosure controls and procedures were effective as of March 31, 2006 and June 30, 2006.

     (ff) Accounting Controls. The Company and its subsidiaries maintain systems of "internal control over financial reporting" (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Time of Sale Information and the Final Offering Memorandum, there are no material weaknesses or significant deficiencies in the Company's internal controls.

     (gg) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes is adequate, and consistent with industry practice, to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

     (hh) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (ii) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

     (jj) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

     (kk) Solvency. On the Closing Date and immediately after giving effect to the issuance of the Securities and the consummation of the other transactions related thereto as described in each of the Time of Sale Information and the Final Offering Memorandum, the Company and each of the Guarantors will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company or such Guarantor, as the case may be, is not less than the total amount required to pay the probable liabilities of the Company or such Guarantor, as the case may be, on its total existing debts and other liabilities (including contingent liabilities, computed at the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability) as they become absolute and matured; (ii) the Company or such Guarantor, as the case may be, is able to realize upon its assets and pay its debts and other liabilities (including such contingent liabilities) as they mature and become due in the normal course of business;
(iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Final Offering Memorandum, the Company has not incurred, and does not propose to incur, debts that would be beyond its ability to pay as such debts and other liabilities mature; (iv) the Company or such Guarantor, as the case may be, is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or such Guarantor, as the case may be, is engaged; and (v) the Company or such Guarantor, as the case may be, is not a defendant in any civil action that would result in a judgment that the Company or such Guarantor, as the case may be, is or would become unable to satisfy.

     (ll) No Restrictions on Subsidiaries. Except as described in the Time of Sale Information or the Final Offering Memorandum, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the Company.

     (mm) No Broker's Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

     (nn) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Final Offering Memorandum, as of its respective date, contains all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

     (oo) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

     (pp) No General Solicitation. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchaser, as to which no representation is made) has solicited offers for, or offered or sold, the Securities and the Guarantees by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D.

     (qq) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 2(b), it is not necessary, in connection with the issuance and sale of the Securities and

Guarantees to the Initial Purchaser and the offer, resale and delivery of the Securities and Guarantees by the Initial Purchaser in the manner contemplated by this Agreement, the Time of Sale Information and the Final Offering Memorandum, to register the Securities and Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

     (rr) No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

     (ss) Margin Rules. Neither the issuance, authentication, sale and delivery of the Securities and the Guarantees nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Final Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     (tt) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange
Act) contained in any of the Time of Sale Information or the Final Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

     (uu) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

     (vv) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

     4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally agree with the Initial Purchaser that:

     (a) Delivery of Copies. The Company will deliver to the Initial Purchaser, without charge, as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information and the Final Offering Memorandum (including all amendments and supplements thereto) as the Initial Purchaser may reasonably request.

     (b) Offering Memorandum, Amendments or Supplements. Before finalizing the Preliminary Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Final Offering Memorandum, the Company will furnish to the Initial Purchaser and counsel for the Initial Purchaser a copy of the proposed Preliminary or Final Offering Memorandum or such amendment or supplement for review, and will not distribute any such proposed Preliminary or Final Offering Memorandum, amendment or supplement to which the Initial Purchaser reasonably objects.

     (c) Additional Written Communications. Before using, authorizing, approving or referring to any "written communication" (as defined in the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities (an "Issuer Written Communication") (other than written communications that are listed on Annex A hereto, the Preliminary Offering Memorandum and the Final Offering Memorandum), the Company will furnish to the Initial Purchaser and counsel for the Initial Purchaser a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Initial Purchaser reasonably objects.

          Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Initial Purchaser is notified), without the prior written consent of the Initial Purchaser, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchaser, such press release or communication is required by law.

     (d) Notice to the Initial Purchaser. The Company will advise the Initial Purchaser promptly, and confirm such advice in writing, (ii) of the occurrence of any event which makes any statement of a material fact made in any of the Time of Sale Information or the Final Offering Memorandum (as then amended or supplemented) untrue or which requires the making of any additions to or changes in any of the Time of Sale Information or the Final Offering Memorandum (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information or the Final Offering Memorandum or the initiation or, to the best knowledge of the Company, threatening of any proceeding for that purpose; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities, Guarantees and Conversion Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information or the Final Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

     (e) Ongoing Compliance of the Time of Sale Information and the Final Offering Memorandum. (1) If at any time prior to the Closing Date or the Additional Closing Date, as the case may be, (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or
(ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchaser thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchaser such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including, if applicable, such document to be incorporated by reference therein) will not, in light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law, and (2) if at any time prior to the completion of the resale of the Securities and the Guarantees by the Initial Purchaser (i) any event shall occur or condition shall exist as a result of which the Final Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchaser thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchaser such amendments or supplements to the Final Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Final Offering Memorandum as so amended or supplemented (including, if applicable, such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Final Offering Memorandum is delivered to a purchaser, be misleading or so that the Final Offering Memorandum will comply with law.

     (f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to
(i) qualify as a foreign corporation or a limited liability company in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

     (g) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Final Offering Memorandum under the heading "Use of proceeds."

     (h) Supplying Information. While the Securities and the Guarantees or the Conversion Shares remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and Guarantees or Conversion Shares and prospective purchasers of the Securities and Guarantees or Conversion Shares designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (i) PORTAL and DTC. The Company will assist the Initial Purchaser in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the "NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

     (j) New York Stock Exchange. The Company will use its reasonable best efforts to have the Conversion Shares listed on the New York Stock Exchange ("NYSE").

     (k) No Resales by the Company. During the two-year period from the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities, Guarantees or Conversion Shares that have been acquired by any of them, except for Securities, Guarantees or Conversion Shares purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

     (l) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

     (m) No General Solicitation. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchaser, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; or (ii) offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities and Guarantees and the Conversion Shares as contemplated by this Agreement, any of the Time of Sale Information and the Final Offering Memorandum.

     (n) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or the Common Stock and neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

     (o) Clear Market. Except as provided in Section 4(p), during the period from the date hereof through and including the date that is 90 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Initial Purchaser, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

     (p) Lock-Up. The Company will not for a period of 90 days following the date of this Agreement, without the prior written consent of the Initial Purchaser, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction; provided, however, that (i) the Company may sell the Securities pursuant to this Agreement and may issue the Common Stock issuable upon the conversion of the Securities in accordance with the terms and conditions of the Indenture; (ii) the Company may file registration statements in respect of the Securities, the Guarantees and the Conversion Shares; (iii) the Company may grant or issue any stock options, restricted stock or other awards under, and may issue and sell Common Stock upon the exercise of options granted under, any employee benefit plan or agreement of the Company in effect on the date of this Agreement, and the preceding restriction shall not apply with respect to the vesting of or removal or lapse of restrictions on restricted stock or other awards under any employee benefit plan or agreement of the Company in effect on the date of this Agreement; and
(iv) the Company may file registration statements on Form S-8 relating to the offering of securities pursuant to the terms of employee benefit plans or agreements in effect on the date of this Agreement.

     (q) Conversion Shares. The Company will reserve and keep available at all times, free of preemptive rights, the maximum number of Conversion Shares.

     (r) Conversion Price. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price or conversion rate of the Securities.

     (s) No Action. The Company will not take any action prior to the Closing Date which would require any of the Time of Sale Information or the Final Offering Memorandum to be amended or supplemented pursuant to Section 4(e).

     5. Certain Agreements of the Initial Purchaser. The Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities or the Conversion Shares other than (i) the Time of Sale Information and the Final Offering Memorandum, (ii) a written communication that contains no "issuer information" (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Time of Sale Information or the Final Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above, (iv) any written communication prepared by the Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities or the Conversion Shares and/or other information that was included or incorporated by reference in the Time of Sale Information or the Final Offering Memorandum.

     6. Conditions of Initial Purchaser's Obligations. The obligation of the Initial Purchaser to purchase the Firm Securities on the Closing Date or the Additional Securities on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

     (a) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

     (b) The Time of Sale Information and Final Offering Memorandum. The Time of Sale Information and the Final Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchaser as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchaser may agree. If any event shall have occurred that requires the Company under Section 4(e) to prepare an amendment or supplement to any of the Time of Sale Information and the Final Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchaser shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchaser reasonably in advance of the Closing Date or the Additional Closing Date, as the case may be.

     (c) Ongoing Compliance of the Time of Sale Information and Final Offering Memorandum. The Initial Purchaser shall not have discovered and disclosed to the Company (1) on or prior to the Closing Date that any of the Time of Sale Information contains an untrue statement of fact which, in the opinion of counsel for the Initial Purchaser, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary to make the statements therein not misleading and (2) on or prior to the Closing Date that the Final Offering Memorandum (and any amendments or supplements thereto) contains an untrue statement of fact which, in the opinion of counsel for the Initial Purchaser, is material or omits to state any fact which, in the opinion of such counsel, is material and necessary to make the statements therein not misleading.

     (d) Required Corporate Actions. All corporate or limited liability company proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents, the Time of Sale Information and the Final Offering Memorandum (and any amendments or supplements thereto), and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Initial Purchaser, and the Company and each of the Guarantors shall have furnished to the Initial Purchaser all documents and information that it or its counsel may reasonably request to enable them to pass upon such matters.

     (e) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

     (f) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in any of the Time of Sale Information or the Final Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any development involving a prospective change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or any change in the capital stock or long-term debt, the effect of which, in any such case, is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities and Guarantees on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Final Offering Memorandum (exclusive of any amendment or supplement thereto).

     (g) Officers' Certificates. The Initial Purchaser shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the Company's chief executive officer and chief financial officer and two executive officers of each Guarantor who have specific knowledge of such Guarantor's financial matters and are satisfactory to the Initial Purchaser stating that (i) such officers have carefully reviewed the Time of Sale Information and the Final Offering Memorandum; (ii) to the best knowledge of such officers, the Time of Sale Information, at the time of sale and at the Closing Date, did not, and the Final Offering Memorandum, as of its date and at the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of each of the Time of Sale Information and the Final Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to any of the Time of Sale Information and the Final Offering Memorandum so that the Time of Sale Information and the Final Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact necessary to make the statements therein, under the light of the circumstances under which they were made, not misleading; (iii) as of the Closing Date or the Additional Closing Date, as the case may be, the representations and warranties of the Company and each of the Guarantors, as applicable, in this Agreement are true and correct, the Company and each of the Guarantors, as applicable, have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iv) subsequent to the date of the most recent financial statements of the Company included or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum (exclusive of amendments or supplements thereto after the date hereof), there has been no material adverse change, or any material development, including a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole, except as disclosed in any of the Time of Sale Information or the Final Offering Memorandum (exclusive of amendments or supplements thereto after the date hereof).

     (h) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte & Touche LLP shall have furnished to the Initial Purchaser, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a "cut-off" date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

     (i) Opinion of Counsel for the Company and each of the Guarantors. Kirkpatrick & Lockhart Nicholson Graham LLP, counsel for the Company and each of the Guarantors, shall have furnished to the Initial Purchaser, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect set forth in Annex C hereto.

     (j) Opinion and Statement of Counsel for the Initial Purchaser. The Initial Purchaser shall have received on and as of the Closing Date an opinion and statement of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchaser, with respect to such matters as the Initial Purchaser may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

     (k) Opinion of U.K. Counsel for the Initial Purchaser. The Initial Purchaser shall have received on and as of the Closing Date an opinion of DLA Piper Rudnick Gray Cary UK LLP, U.K. counsel for the Initial Purchaser, with respect to such matters as the Initial Purchaser may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

     (l) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities or the issuance or sale of the Guarantees or the issuance of the Conversion Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities or the issuance or sale of the Guarantees or the issuance of the Conversion Shares.

     (m) No Rule 144A Invalidation. There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchaser would materially impair the ability of the Initial Purchaser to purchase, hold or effect resales of the Securities and Guarantees contemplated hereby.

     (n) Good Standing. The Initial Purchaser shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries listed on Schedule 3 in their respective jurisdictions of incorporation or formation and their good standing as foreign entities in such other jurisdictions as the Initial Purchaser may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

     (o) Indenture and Securities. The Indenture shall have been duly executed and delivered by the Company, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

     (p) Registration Rights Agreement. The Initial Purchaser shall have received a counterpart of the Registration Rights Agreement that shall have been duly executed and delivered by the Company and each of the Guarantors.

     (q) PORTAL and DTC. The Securities shall have been approved by the NASD for trading in the PORTAL Market and shall be eligible for clearance and settlement through DTC.

     (r) Listing. The Common Stock issuable upon conversion of the Securities shall have been listed on the New York Stock Exchange subject to notice of issuance.

     (s) Termination of Existing Credit Facility and Entry into New Revolving Credit Facility. Concurrently with the sale of the Securities and Guarantees by the Company and the Guarantors to the Initial Purchaser, (i) the Company shall have fully repaid the Company's indebtedness under its existing revolving credit facility with the net proceeds of the offering contemplated hereby, together with borrowings under its new revolving credit facility, as described in each of the Time of Sale Information and the Final Offering Memorandum and terminated such existing revolving credit facility such that the Securities and Guarantees may be issued pursuant to the Indenture and sold and delivered pursuant to this Agreement without resulting in an event of default under such existing revolving credit facility and (ii) the Company shall have entered into the new revolving credit agreement as described in each of the Time of Sale Information and the Final Offering Memorandum.

     (t) Market Events. Subsequent to the execution and delivery of this Agreement, there shall have not occurred any of the following: (i) trading generally shall have been suspended or materially limited on or by any of the NYSE, the American Stock Exchange, any of the NASDAQ Global Select Market, the Nasdaq Global Market and the Nasdaq Capital Market or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or there shall have occurred a material disruption of securities clearance or settlement systems; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Initial Purchaser, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities and Guarantees on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Final Offering Memorandum; or

     (u) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Guarantors shall have furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser may reasonably request.

     (v) Lock-up Agreements. The Company shall have furnished to the Initial Purchaser on the date hereof letters substantially in the form of Exhibit A hereof from each of the executive officers and directors of the Company addressed to the Initial Purchaser.

     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

     7. Indemnification and Contribution.

     (a) Indemnification of the Initial Purchaser. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless the Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or any of the other Time of Sale Information, any Issuer Written Communication, the Final Offering Memorandum (or any amendment or supplement thereto) or in any information provided by the Company or any Guarantor pursuant to Section 4(e), any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Initial Purchaser's Information.

     (b) Indemnification of the Company and the Guarantors. The Initial Purchaser agrees to indemnify and hold harmless the Company, each of the Guarantors, each of their respective affiliates, directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Initial Purchaser's Information.

     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this
Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Initial Purchaser, its affiliates, directors and officers and any control persons of the Initial Purchaser shall be designated in writing by the Initial Purchaser and any such separate firm for the Company, the Guarantors, their respective directors and officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such

Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

     (d) Contribution. If the indemnification provided for in paragraphs (a) and
(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchaser on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchaser on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchaser in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company and each of the Guarantors or information supplied by the Company or any Guarantor or Initial Purchaser's Information supplied by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Limitation on Liability. The Company, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this
Section 7, in no event shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

     8. Termination. The obligations of the Initial Purchaser hereunder may be terminated by the Initial Purchaser, in the absolute discretion of the Initial Purchaser, by notice given to the Company prior to the delivery of and payment for the Securities and Guarantees if, prior to that time, any of the events described in Section 6(e), 6(f), 6(l), 6(m) and 6(t) shall have occurred.

     9. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities, Guarantees or Conversion Shares and any taxes payable in that connection; (ii) the costs incident to (x) the preparation and printing of the Preliminary Offering Memorandum, any Issuer Written Communication, any Time of Sale Information and the Final Offering Memorandum (including all exhibits, amendments and supplements thereto) and the distribution thereof and (y) the preparation and filing under the Securities Act of the Registration Statement;
(iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company's and the Guarantors' counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities, the Guarantees or the Conversion Shares under the laws of such jurisdictions as the Initial Purchaser may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchaser); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) any fees charged by rating agencies for rating the Securities; (ix) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (x) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; (xi) all expenses incurred by the Company in connection with any "road show" presentation to potential investors; and (xii) all expenses and application fees related to the listing of the Conversion Shares on the NYSE.

     (b) If (i) this Agreement is terminated pursuant to Section 8 (other than due to the events described in Section 6(l) and 6(m)), (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchaser or
(iii) the Initial Purchaser declines to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agrees to reimburse the Initial Purchaser for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchaser in connection with this Agreement and the proposed purchase and resale of the Securities and Guarantees contemplated hereby.

     10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of the Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

     11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, each of the Guarantors and the Initial Purchaser contained in this Agreement or made by or on behalf of the Company, each of the Guarantors or the Initial Purchaser pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchaser.

     12. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act; and (d) the term "written communication" has the meaning set forth in Rule 405 under the Securities Act.

     13. Initial Purchaser's Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchaser's Information consists solely of the following information in the Time of Sale Information or the Final Offering Memorandum: the ninth paragraph, the fifth and sixth sentences of the tenth paragraph, the twelfth paragraph and the thirteenth paragraph under the heading "Plan of Distribution" in the Final Offering Memorandum.

     14. Miscellaneous. (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchaser shall be given to the Initial Purchaser c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax:
(212) 622-8358); Attention: Equity Syndicate Desk. Notices to the Company shall be given to it at Calgon Carbon Corporation, P.O. Box 717, Pittsburgh, PA 15230-0717 (fax: (412) 787-4511); Attention: General Counsel.

     (b) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

     (c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

     (d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     (e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                        Very truly yours,

                                        CALGON CARBON CORPORATION


                                        By /s/ Leroy M. Ball
                                           -------------------------------------
                                        Name: Leroy M. Ball
                                        Title: Senior Vice President and Chief
                                               Financial Officer


                                        CALGON CARBON INVESTMENTS, INC.


                                        By /s/ Leroy M. Ball
                                           -------------------------------------
                                        Name: Leroy M. Ball
                                        Title: Vice President and Secretary


                                        BSC COLUMBUS, LLC


                                        By /s/ Leroy M. Ball
                                           -------------------------------------
                                        Name: Leroy M. Ball
                                        Title: Manager


                                        CCC COLUMBUS, LLC


                                        By /s/ Leroy M. Ball
                                           -------------------------------------
                                        Name: Leroy M. Ball
                                        Title: Manager

Accepted: August 14, 2006

J.P. MORGAN SECURITIES INC.


By Santosh Sreenivasan
   ----------------------------------
   Authorized Signatory

     [Certain Schedules have been omitted and will be provided upon request]

                                                                      Schedule 1

                                   Guarantors

1.   Calgon Carbon Investments, Inc.

2.   BSC Columbus, LLC

3.   CCC Columbus, LLC

                                    Exhibit A

                            FORM OF LOCK-UP AGREEMENT

                                                               August [__], 2006

J.P. MORGAN SECURITIES INC.
277 Park Avenue
New York, NY 10172

     Re:  Calgon Carbon Corporation

Ladies and Gentlemen:

     The undersigned understands that you propose to enter into a Purchase Agreement (the "Purchase Agreement") with Calgon Carbon Corporation, a Delaware corporation (the "Company"), and the guarantors listed on Schedule 1 to the Purchase Agreement, providing for the offering (the "Offering") by J.P. Morgan Securities Inc. (the "Initial Purchaser"), of the Company's Senior Convertible Notes due 2036 (the "Securities"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

     In consideration of the Initial Purchaser's agreement to purchase the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Initial Purchaser, the undersigned will not, during the period ending 90 days after the date of the Final Offering Memorandum, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible or exercisable or exchangeable for such capital stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly announce an intention to effect any such transaction.

     In addition, the undersigned agrees that, without the prior written consent of the Initial Purchaser, it will not, during the period ending 90 days after the date of the Final Offering Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     Notwithstanding the foregoing, the Initial Purchaser has agreed that the undersigned may transfer shares of Common Stock (1) as a bona fide gift, provided that the donee agrees to be bound by the lock-up restrictions, (2) to any trust, family partnership or similar entity for the direct or indirect benefit of the executive officer or director, provided that such trust, family partnership or similar entity agrees to be bound by the lock-up restrictions,
(3) to effect a cashless exercise of options to purchase Common Stock that are outstanding on the date of the Purchase Agreement or issued after such date under the Company's existing stock plans, (4) pursuant to any contract, instruction or plan complying with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, that has been entered into by the undersigned prior to the date hereof or (5) up to 5% of the shares of Common Stock held by the undersigned on the date of the Purchase Agreement.

     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

     The undersigned understands that, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Initial Purchaser is entering into the Purchase Agreement and proceeding with the Offering in reliance upon this Letter Agreement.

     This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                        Very truly yours,


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------